Exhibit k.3

SCHEDULE A

Nuveen Closed-End Funds

Dated: January 7, 2016

Nuveen All Cap Energy MLP Opportunities Fund*

Nuveen AMT-Free Municipal Income Fund*

Nuveen AMT-Free Municipal Value Fund*

Nuveen Arizona Premium Income Municipal Fund*

Nuveen Build America Bond Fund*

Nuveen Build America Bond Opportunity Fund*

Nuveen California AMT-Free Municipal Income Fund*

Nuveen California Dividend Advantage Municipal Fund*

Nuveen California Dividend Advantage Municipal Fund 2*

Nuveen California Dividend Advantage Municipal Fund 3*

Nuveen California Municipal Value Fund 2*

Nuveen California Municipal Value Fund, Inc. +

Nuveen California Select Tax-Free Income Portfolio*

Nuveen Connecticut Premium Income Municipal Fund*

Nuveen Core Equity Alpha Fund*

Nuveen Credit Strategies Income Fund*

Nuveen Diversified Dividend and Income Fund*

Nuveen Diversified Real Asset Income Fund*

Nuveen Dividend Advantage Municipal Fund*

Nuveen Dividend Advantage Municipal Fund 2 *

Nuveen Dividend Advantage Municipal Fund 3*

Nuveen Dividend Advantage Municipal Income Fund*

Nuveen Dow 30SM Dynamic Overwrite Fund*

Nuveen Energy MLP Total Return Fund*

Nuveen Enhanced Municipal Value Fund*

Nuveen Flexible Investment Income Fund*

Nuveen Floating Rate Income Fund*

Nuveen Floating Rate Income Opportunity Fund*

Nuveen Georgia Dividend Advantage Municipal Fund 2*

Nuveen Global Equity Income Fund*

Nuveen Global High Income Fund*

Nuveen High Income 2020 Target Term Fund*

Nuveen High Income December 2018 Target Term Fund*

Nuveen Intermediate Duration Municipal Term Fund*

Nuveen Intermediate Duration Quality Municipal Term Fund*

Nuveen Investment Quality Municipal Fund, Inc. +

Nuveen Maryland Premium Income Municipal Fund*

Nuveen Massachusetts Premium Income Municipal Fund*

SCHEDULE A

Nuveen Closed-End Funds

Dated: January 7, 2016

Nuveen Michigan Quality Income Municipal Fund*

Nuveen Minnesota Municipal Income Fund*

Nuveen Missouri Premium Income Municipal Fund *

Nuveen Mortgage Opportunity Term Fund 2*

Nuveen Mortgage Opportunity Term Fund*

Nuveen Multi-Market Income Fund*

Nuveen Municipal2021 Target Term Fund*±

Nuveen Municipal Advantage Fund, Inc. +

Nuveen Municipal High Income Opportunity Fund*

Nuveen Municipal Income Fund, Inc. +

Nuveen Municipal Market Opportunity Fund, Inc. +

Nuveen Municipal Opportunity Fund, Inc. +

Nuveen Municipal Value Fund, Inc.+

Nuveen NASDAQ 100 Dynamic Overwrite Fund*

Nuveen New Jersey Dividend Advantage Municipal Fund *

Nuveen New Jersey Municipal Value Fund*

Nuveen New York AMT-Free Municipal Income Fund*

Nuveen New York Dividend Advantage Municipal Fund*

Nuveen New York Municipal Value Fund 2*

Nuveen New York Municipal Value Fund, Inc. +

Nuveen New York Select Tax-Free Income Portfolio *

Nuveen North Carolina Premium Income Municipal Fund *

Nuveen Ohio Quality Income Municipal Fund*

Nuveen Pennsylvania Investment Quality Municipal Fund*

Nuveen Pennsylvania Municipal Value Fund*

Nuveen Performance Plus Municipal Fund, Inc. +

Nuveen Preferred and Income Term Fund*

Nuveen Preferred Income Opportunities Fund*

Nuveen Premier Municipal Income Fund, Inc. +

Nuveen Premium Income Municipal Fund 2, Inc. +

Nuveen Premium Income Municipal Fund 4, Inc. +

Nuveen Premium Income Municipal Fund, Inc. +

Nuveen Quality Income Municipal Fund, Inc. +

Nuveen Quality Municipal Fund, Inc. +

Nuveen Quality Preferred Income Fund*

Nuveen Quality Preferred Income Fund 2 *

Nuveen Quality Preferred Income Fund 3*

Nuveen Real Asset Income and Growth Fund*

Nuveen Real Estate Income Fund *

Nuveen S&P 500 Buy-Write Income Fund*

Nuveen S&P 500 Dynamic Overwrite Fund*

SCHEDULE A

Nuveen Closed-End Funds

Dated: January 7, 2016

Nuveen Select Maturities Municipal Fund*

Nuveen Select Quality Municipal Fund, Inc. +

Nuveen Select Tax-Free Income Portfolio*

Nuveen Select Tax-Free Income Portfolio 2*

Nuveen Select Tax-Free Income Portfolio 3*

Nuveen Senior Income Fund *

Nuveen Short Duration Credit Opportunities Fund*

Nuveen Tax-Advantaged Dividend Growth Fund*

Nuveen Tax-Advantaged Total Return Strategy Fund*

Nuveen Texas Quality Income Municipal Fund*

Nuveen Virginia Premium Income Municipal Fund*

Diversified Real Asset Income Fund*

+Minnesota Corporation

++Virginia corporation

*Massachusetts Business Trust

**Maryland Corporation

±Estimated live date is January 25, 2016

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